Exhibit 99.1

AMENDMENT NO. 1 TO

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Microtune, Inc., a Delaware Corporation (the “Company”);

WHEREAS, Ramius Value and Opportunity Master Fund Ltd, a Cayman Islands exempted company (“Value and Opportunity Master Fund”), RCG PB, Ltd, a Cayman Islands exempted company (“RCG PB”), Ramius Enterprise Master Fund Ltd, a Cayman Islands exempted company (“Enterprise Master Fund”), Ramius Advisors, LLC, a Delaware limited liability company, RCG Starboard Advisors, LLC, a Delaware limited liability company, Ramius LLC, a Delaware limited liability company (“Ramius”), Cowen Group, Inc., a Delaware corporation, RCG Holdings LLC, a Delaware limited liability company, C4S & Co., L.L.C., a Delaware limited liability company, Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss, Jeffrey M. Solomon, John Buckett, John Hamm, Mark R. Mitchell and Raghu Rau, entered into a Joint Filing and Solicitation Agreement on December 28, 2009 (the "Agreement") for the purpose of seeking representation on the Board of Directors of the Company at the 2010 annual meeting of stockholders of the Company, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof and for the purpose of taking all other action necessary to achieve the foregoing.

WHEREAS, Ramius Navigation Master Fund Ltd, a Cayman Islands exempted company (“Navigation Master Fund”), wishes to join the Group (as defined in the Agreement).

NOW, IT IS AGREED, this 8th day of February 2010 by the parties hereto:

1.           In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, Navigation Master Fund agrees to the joint filing on its behalf of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company.  Navigation Master Fund agrees to be bound by the other terms of the Agreement, the terms of which are incorporated herein and made a part hereof.

2.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Joint Filing and Solicitation Agreement to be executed as of the day and year first above written.

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
By: RCG Starboard Advisors, LLC,
       its investment manager

RAMIUS NAVIGATION MASTER FUND LTD
By: Ramius Advisors, LLC,
       its investment advisor

RAMIUS ENTERPRISE MASTER FUND LTD
By: Ramius Advisors, LLC,
       its investment advisor

RCG PB, LTD
By: Ramius Advisors, LLC,
       its investment advisor

RCG STARBOARD ADVISORS, LLC
By: Ramius LLC,
       its sole member

RAMIUS ADVISORS, LLC
By: Ramius LLC,
       its sole member

RAMIUS LLC
By: Cowen Group, Inc.,
        its sole member

COWEN GROUP, INC.

RCG HOLDINGS LLC
By: C4S & Co., L.L.C.,
        its managing member

C4S & CO., L.L.C.

By:	/s/ Jeffrey M. Solomon
	Name:	Jeffrey M. Solomon
	Title:	Authorized Signatory

/s/ Jeffrey M. Solomon
JEFFREY M. SOLOMON
Individually and as attorney-in-fact for Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss, John Buckett, Raghu Rau and John Hamm

/s/ Mark R. Mitchell
MARK R. MITCHELL